Exhibit 23

We consent to the incorporation by reference to the Registration Statement (Form S-8 No. 033-56661) pertaining to the Northshore Mining Company & Silver Bay Power Company Retirement Savings Plan of our report dated June 25, 2012, with respect to the financial statements and related schedules of the Northshore Mining Company & Silver Bay Power Company Retirement Savings Plan included in this Annual Report (Form 11-K) for the years ended December 31, 2011 and 2010.

/s/ Meaden & Moore, Ltd.

Meaden & Moore, Ltd.

Cleveland, Ohio

June 25, 2012